Exhibit 99.2

V E R I T E X Acquisition of IBT Bancorp, Inc. March 9, 2015

2 54 of the above are less than $500mm in assets 85 banks headquartered in the Dallas-Fort Worth MSA 526 banks headquartered in the state of Texas Safe Harbor Statement ABOUT VERITEX HOLDINGS, INC. Headquartered in Dallas, Texas, Veritex Holdings, Inc. is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com. ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT In connection with the proposed merger, Veritex will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Veritex common stock to be issued to the shareholders of IBT Bancorp, Inc. as consideration in the merger. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of IBT Bancorp, Inc. seeking their approval of the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT VERITEX, IBT BANCORP, INC. AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the Securities and Exchange Commission by Veritex through the web site maintained by the Securities and Exchange Commission at www.sec.gov. Documents filed with the Securities and Exchange Commission by Veritex will also be available free of charge by directing a request by phone, email or mail to Veritex Holdings, Inc., 8214 Westchester Drive, Suite 400, Dallas, Texas 75225 Attn: Investor Relations. Veritex’s telephone number is (972) 349-6200. FORWARD-LOOKING STATEMENTS “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about Veritex and its subsidiaries. Forward-looking statements include information regarding Veritex’s future financial performance, business and growth strategy, projected plans and objectives, expectations concerning the costs associated with the merger and related transactions, timing for completion of the merger, integration of the acquired business, ability to achieve the anticipated cost savings and operational efficiencies, addition of new and expansion of existing product offerings, projected purchase accounting adjustments including estimated gross credit marks, pre-tax gains and write-ups, the accretive value of the acquisition, and other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to whether Veritex can: successfully implement its growth strategy, including identifying acquisition targets and consummating suitable acquisitions; continue to sustain internal growth rate; provide competitive products and services that appeal to its customers and target market; continue to have access to debt and equity capital markets; and achieve our performance goals. These and various other factors are discussed in Veritex’s Final Prospectus, dated October 10, 2014, filed pursuant to Rule 424(b)(4) and other reports and statements Veritex has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from www.veritexbank.com under the Investor Relations tab.

Veritex Holdings, Inc. (“VBTX”) entered into a definitive agreement and plan of reorganization with IBT Bancorp, Inc. (“IBT”), the holding company of Independent Bank of Texas, headquartered in Irving, TX Transaction 3 54 of the above are less than $500mm in assets 85 banks headquartered in the Dallas-Fort Worth MSA 526 banks headquartered in the state of Texas Transaction Highlights $4.0 million cash and 1,185,185 shares of VBTX common stock Consideration $20.5 million based on VBTX closing price of $13.90 on March 6 Approximately 1.7x tangible book value Core deposit premium of 8.7% Transaction Value IBT shareholder and customary regulatory approvals Approvals Expected to close in the third quarter of 2015 Timing

Approximately 9% accretive to 2016 consensus EPS estimates Minimal tangible book value dilution with 3 year earn-back IRR of 18% Remain well-capitalized Financially Attractive 4 54 of the above are less than $500mm in assets 85 banks headquartered in the Dallas-Fort Worth MSA 526 banks headquartered in the state of Texas Strategic Rationale Adds two attractive branches to our existing footprint Compatible cultures and banking philosophies Total assets of $121 million at 12/31/14 Total loans of $99 million, total deposits of $104 million Expands Market Presence Scalable SBA lending platform Complementary loan and deposit portfolios Meaningful expansion of services and loan limits for existing IBT customers Expands Product Offerings In-market transaction Same core processing platform simplifies conversion Understanding of business model, customer base and employees Loan portfolio has no direct energy exposure Lower Risk Opportunity

Expect annual pre-tax non-interest expense cost savings of approximately $1.2 million, 100% achieved in 2016 Represents approximately 27% of IBT noninterest expense in 2014 Cost Savings 5 54 of the above are less than $500mm in assets 85 banks headquartered in the Dallas-Fort Worth MSA 526 banks headquartered in the state of Texas Transaction Assumptions Gross credit mark of approximately $2.1 million Unrecognized pre-tax gain on SBA loans of approximately $1.8 million Estimated pre-tax property write-up of approximately $1.0 million Purchase Accounting Adjustments Expected to be $1.2 million on a pre-tax basis Merger Related Costs Transaction assumptions do not include expected revenue synergies related to expanding SBA lending platform Potential Synergies Note: All figures are preliminary estimates subject to change prior to closing.

6 54 of the above are less than $500mm in assets 85 banks headquartered in the Dallas-Fort Worth MSA 526 banks headquartered in the state of Texas Attractive Additions to the Veritex Franchise

7 54 of the above are less than $500mm in assets 85 banks headquartered in the Dallas-Fort Worth MSA 526 banks headquartered in the state of Texas Complementary Loan & Deposit Composition VBTX Pro Forma Combined IBT Note: Dollars in thousands. Total loans excludes loans held for sale, all data as of 12/31/14 (unaudited). C&I, 34.3% CRE, 32.5% C&D, 11.6% 1 - 4 Family, 17.5% Other, 4.1% C&I, 32.7% CRE, 36.1% C&D, 11.0% 1 - 4 Family, 16.2% Other, 4.1% Noninterest - Bearing, 28.9% Other Transaction, 13.6% MMDA & Savings, 45.5% Retail Time, 7.1% Jumbo Time, 4.9% Total Loans 603,259 $ Total Loans 701,806 $ Total Deposits 104,359 $ C&I, 22.6% CRE, 58.1% C&D, 7.4% 1 - 4 Family, 7.8% Other, 4.1% Noninterest - Bearing, 37.9% Other Transaction, 9.7% MMDA & Savings, 37.8% Retail Time, 3.3% Jumbo Time, 11.4% Total Deposits 638,743 $

Continued Execution of Our Growth Strategy Note: Dollars in thousands, unless otherwise noted. Pro forma figures are as of 12/31/14 and do not reflect purchase accounting adjustments (2014 unaudited). 8 Founded Veritex Holdings & acquired $182 million asset Professional Bank Acquired $166 million asset Fidelity Bank and $54 million asset Bank of Las Colinas Grew $86 million organically and hit $500 million in total assets Grew $141 million organically Completed $40 million Initial Public Offering and grew $137 million organically Announcing acquisition of $121 million asset IBT Bancorp, Inc. $197,949 $437,820 $524,127 $664,971 $802,286 $923,703 $181,800 $220,100 $121,417 2010 2011 2012 2013 2014 Pro Forma IBT Total Assets at Year End Assets Acquired During the Year